Exhibit 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Franklin

Phone:	949.333.1721

Email:	jfranklin@Stiracmg.com
STEADFAST INCOME REIT, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED MARCH 31, 2018
Irvine, Calif., May 11, 2018 — Steadfast Income REIT, Inc. (the “Company”) announced today its operating results for the three months ended March 31, 2018. During the first quarter of 2018, the Company disposed of 11 multifamily properties, including the contribution of eight properties to a joint venture with Blackstone Real Estate Investment Trust, Inc. (the "Joint Venture"), for a gross sales price of $256.1 million, exclusive of closing costs, for a gain on sales of real estate of $81.2 million. The reduction of the size of the Company's portfolio as a result of the contribution of properties to the Joint Venture and other property sales had a significant impact on the Company's results of operations for the three months ended March 31, 2018, compared to the three months ended March 31, 2017.
For the three months ended March 31, 2018, the Company had total revenues of $35.5 million compared to $54.3 million for the three months ended March 31, 2017. Net income was $73.3 million for the three months ended March 31, 2018, compared to net loss of $5.6 million for the three months ended March 31, 2017. Total assets of the Company at March 31, 2018, were $1.14 billion compared to $1.25 billion at December 31, 2017.
Highlights:
The Company:

•
Owned a multifamily property portfolio as of March 31, 2018, of 37 properties comprising a total of 9,878 apartment homes and 21,130 square feet of rentable commercial space at two properties with an aggregate purchase price, excluding closing costs, of $1.0 billion and a 10% ownership interest in the Joint Venture.

•
Had $320.2 million of fixed rate debt with a weighted-average interest rate of 3.82% and $402.6 million of variable rate debt with a weighted-average interest rate of 4.10% as of March 31, 2018. The weighted average interest rate on the Company's total outstanding debt was 3.98% as of March 31, 2018;

•	Funded $1.4 million for improvements to real estate investments for the three months ended March 31, 2018, compared to $4.5 million for the three months ended March 31, 2017;

•
Experienced a decrease in net operating income (“NOI”) from $28.3 million for the three months ended March 31, 2017, to NOI of $19.1 million for the three months ended March 31, 2018. (See the reconciliation of

NOI to net income (loss) and accompanying notes contained within this release for additional information on how the Company calculates NOI.);

•
Experienced a decrease in modified funds from operations (“MFFO”), as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association) ("IPA"), from $12.6 million for the three months ended March 31, 2017, to MFFO of $7.0 million for the three months ended March 31, 2018. (See the reconciliation of MFFO to net income (loss) and accompanying notes contained within this release for additional information on how the Company calculates MFFO.);

•
Experienced a decrease in funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), from $12.3 million for the three months ended March 31, 2017, to FFO of $4.9 million for the three months ended March 31, 2018. (See the reconciliation of FFO to net income (loss) and accompanying notes contained within this release for additional information on how the Company calculates FFO.);

•
Reported net cash used in operating activities of $1.5 million for the three months ended March 31, 2018, compared to net cash provided by operating activities of $0.3 million for the three months ended March 31, 2017. Net cash provided by investing activities was $172.4 million for the three months ended March 31, 2018, compared to net cash used in investing activities of $4.3 million for the three months ended March 31, 2017; and

•
Reported net cash used in financing activities of $92.5 million for the three months ended March 31, 2018, which included $13.3 million of distributions paid, all of which were paid in cash. Net cash used in financing activities was $17.8 million for the three months ended March 31, 2017, which included $13.4 million of distributions paid, all of which were paid in cash.

"According to CBRE Econometric Advisors’ market outlook for 2018, rent growth in the suburbs over the past two years has averaged 3.4% nationally while downtown rents have grown at just 0.6% over the same period," said Ella Neyland, president of the Company. "We believe this validates the Company's investment thesis that most of America is choosing to live in moderate income apartments in a more suburban setting."

About Steadfast Income REIT, Inc.
     Steadfast Income REIT, Inc. is a real estate investment trust that was formed to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties.
     Steadfast Income REIT, Inc. is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
###
This release contains certain forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may" and "should" and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Company's public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST INCOME REIT, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$106,932,041	$106,932,041
Building and improvements	917,128,392	916,068,353
Other intangible assets	2,644,263	2,644,263
Total real estate held for investment, cost	1,026,704,696	1,025,644,657
Less accumulated depreciation and amortization	(192,693,352)	(182,081,988)
Total real estate held for investment, net	834,011,344	843,562,669
Real estate held for sale, net	—	183,152,661
Total real estate, net	834,011,344	1,026,715,330
Cash and cash equivalents	217,672,108	171,228,485
Restricted cash	65,831,542	31,005,231
Investment in unconsolidated joint venture	15,102,763	8,133,156
Rents and other receivables	2,825,325	2,737,800
Assets related to real estate held for sale	—	2,862,292
Other assets	3,748,162	3,258,584
Total assets	$1,139,191,244	$1,245,940,878
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$21,717,387	$28,004,830
Notes payable:
Mortgage notes payable, net	632,526,481	625,302,105
Credit facility, net	90,282,883	90,222,098
Notes payable related to real estate held for sale, net	—	160,261,735
Total notes payable, net	722,809,364	875,785,938
Distributions payable	4,584,450	4,595,301
Due to affiliates	1,455,517	1,967,129
Liabilities related to real estate held for sale	—	4,939,907
Total liabilities	750,566,718	915,293,105
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock $0.01 par value per share; 999,999,000 shares authorized, 75,298,005 and 75,479,409 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	752,980	754,794
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	10	10
Additional paid-in capital	662,130,024	664,110,915
Cumulative distributions and net losses	(274,258,488)	(334,217,946)
Total stockholders’ equity	388,624,526	330,647,773
Total liabilities and stockholders’ equity	$1,139,191,244	$1,245,940,878

STEADFAST INCOME REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2018	2017
Revenues:
Rental income	$31,177,928	$48,215,774
Tenant reimbursements and other	4,276,999	6,064,491
Total revenues	35,454,927	54,280,265
Expenses:
Operating, maintenance and management	9,419,638	14,076,201
Real estate taxes and insurance	5,863,322	9,812,747
Fees to affiliates	3,932,066	5,622,023
Depreciation and amortization	10,890,796	17,953,723
Interest expense	7,712,772	10,848,036
Loss on debt extinguishment	2,010,457	—
General and administrative expenses	1,951,497	1,612,410
Total expenses	41,780,548	59,925,140
Loss before other income (expense)	(6,325,621)	(5,644,875)
Other income (expense):
Equity in loss of unconsolidated joint venture	(1,641,405)	—
Gain on sales of real estate, net	81,247,054	—
Total other income (loss)	79,605,649	—
Net income (loss)	$73,280,028	$(5,644,875)
Income (loss) per common share — basic and diluted	$0.97	$(0.07)
Weighted average number of common shares outstanding — basic	75,343,863	76,066,450
Weighted average number of common shares outstanding — diluted	75,355,738	76,066,450
Distributions declared per common share	$0.177	$0.177

Steadfast Income REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Three Months Ended March 31, 2018 and 2017
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust ("REIT"). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under GAAP.
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and modified funds from operations, or MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. The Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. Thus, as a limited life REIT the Company will not continuously purchase assets and will have a limited life.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which it has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affects its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the "Practice Guideline"), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, the Company excludes acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Currently under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. However, following the recent publication of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business (“ASU 2017-01”), acquisition fees and expenses are capitalized and depreciated under certain conditions. The Company elected to early adopt ASU 2017-01 and for any future acquisitions this would result in a substantial part of acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but captured as depreciation in calculating FFO. These expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that operational earnings and cash flow are not available to fund its reimbursement of acquisition fees and expenses incurred by its advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets and loss on extinguishment of debt as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with the Company's management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the Securities and Exchange Commission (the "SEC"), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.

The Company's calculation of FFO and MFFO is presented in the following table for the three months ended March 31, 2018 and 2017 (amounts unaudited):

	For the Three Months Ended March 31,
Reconciliation of net income (loss) to MFFO:	2018	2017
Net income (loss)	$73,280,028	$(5,644,875)
Depreciation of real estate assets	10,852,504	17,915,431
Amortization of lease-related costs	38,292	38,292
Gain on sales of real estate, net	(81,247,054)	—
Adjustments for investment in unconsolidated joint venture(1)	2,004,365	—
FFO	4,928,135	12,308,848
Acquisition expenses(2)(3)	198,814	—
Unrealized (gain) loss on derivative instruments	(127,260)	319,953
Loss on debt extinguishment	2,010,457	—
MFFO	$7,010,146	$12,628,801
________________

(1)
Reflects adjustments to add back our noncontrolling interest share of the adjustments to reconcile the Company's net income (loss) attributable to common stockholders to FFO and MFFO for the Company's equity investment in the unconsolidated joint venture, which principally consists of depreciation and amortization incurred by the joint venture.

(2)
By excluding acquisition expenses, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company's properties. Acquisition expenses include payments to the Company's advisor or third parties. Historically, acquisition expenses under GAAP were considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the recent publication of ASU 2017-01, acquisition expenses are capitalized and depreciated under certain conditions. We have elected to early adopt ASU 2017-01 resulting in a substantial part of our acquisition expenses being capitalized and therefore not excluded from the calculation of MFFO but are captured as depreciation in calculating FFO. All paid and accrued acquisition expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these expenses and other costs related to the property. In the event that proceeds from the Company's initial public offering are not available to fund the reimbursement of acquisition expenses incurred by the Company's advisor, such expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows.

(3)
Acquisition expenses for the three months ended March 31, 2018, of $198,814 did not meet the criteria for capitalization under ASU 2017-01 and are recorded in general and administrative expenses in the accompanying condensed consolidated unaudited statements of operations.

Steadfast Income REIT, Inc.
Non-GAAP Measures - Net Operating Income
For the Three Months Ended March 31, 2018 and 2017
Net Operating Income ("NOI") is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties and to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees paid to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net (loss) income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net (loss) income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.

The following is a reconciliation of the Company's NOI to net income (loss) for the three months ended March 31, 2018 and 2017 (amounts unaudited):

	For the Three Months Ended March 31,
	2018	2017
Net income (loss)	$73,280,028	$(5,644,875)
Fees to affiliates(1)	2,584,261	3,581,155
Depreciation and amortization	10,890,796	17,953,723
Interest expense	7,712,772	10,848,036
Loss on debt extinguishment	2,010,457	—
General and administrative expenses	1,951,497	1,612,410
Gain on sales of real estate, net	(81,247,054)	—
Adjustments for investment in unconsolidated joint venture(2)	2,317,177	—
Other gains(3)	(437,005)	(74,143)
NOI	$19,062,929	$28,276,306
________________

(1)
Fees to affiliates for the three months ended March 31, 2018 and 2017 excludes property management fees of $1,024,732 and $1,606,536 and other fees of $323,073 and $434,332, respectively, that are included in NOI.

(2)
Reflects adjustments to add back the Company's noncontrolling interest share of the adjustments to reconcile the Company's net income (loss) attributable to common stockholders to NOI for our equity investment in the unconsolidated joint venture, which principally consists of depreciation, amortization and interest expense incurred by the joint venture.

(3)	Other gains for the three months ended March 31, 2018 and 2017, include non-recurring insurance proceeds and interest income that are not included in NOI.

EXHIBIT A

Monthly Portfolio Snapshot	|	JANUARY 2018

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Clarion Park Apartments		Olathe, KS	220	1	219	195	88.8%	94.4%
Truman Farm Villas		Grandview, MO	200	1	199	198	98.9%	99.4%
EBT Lofts		Kansas City, MO	102	—	102	96	94.3%	97.0%
Spring Creek Apartments		Edmond, OK	252	2	250	235	93.2%	95.4%
Montclair Parc Apartment Homes		Oklahoma City, OK	360	1	359	339	94.1%	94.4%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	310	92.3%	93.6%
Estancia Apartments		Tulsa, OK	294	1	293	270	91.8%	94.1%
Hilliard Park Apartments		Columbus, OH	201	1	200	185	92.2%	94.4%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	232	92.8%	94.3%
Hilliard Summit Apartments		Columbus, OH	208	1	207	199	95.6%	97.6%
Forty 57 Apartments		Lexington, KY	436	1	435	411	94.2%	95.1%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	281	93.7%	94.3%
Montecito Apartments		Austin, TX	268	2	266	242	90.4%	91.6%
Hilliard Grand Apartments		Dublin, OH	314	1	313	291	92.6%	94.2%
Library Lofts East		Kansas City, MO	118	—	118	103	87.3%	89.3%
Deep Deuce at Bricktown		Oklahoma City, OK	294	1	293	272	92.4%	93.4%
Retreat at Quail North		Oklahoma City, OK	240	1	239	222	92.6%	94.9%
Lodge at Trails Edge		Indianapolis, IN	268	1	267	253	94.3%	95.2%
Waterford on the Meadow		Plano, TX	350	—	350	329	94.0%	95.3%
Tapestry Park Apartments		Birmingham, AL	354	1	353	332	93.9%	95.9%
Dawntree Apartments		Carrolton, TX	400	—	400	368	92.1%	92.8%
Stuart Hall Lofts		Kansas City, MO	115	—	115	104	90.8%	92.7%
Bricegrove Park Apartments		Canal Winchester, OH	240	—	240	225	93.8%	95.7%
Retreat at Hamburg Place		Lexington, KY	150	1	149	138	91.7%	92.6%
Heights at 2121		Houston, TX	504	4	500	473	93.9%	95.3%
Villas at Huffmeister		Houston, TX	294	1	293	270	91.7%	94.2%
Villas at Kingwood		Kingwood, TX	330	1	329	317	96.0%	97.0%
Waterford Place at Riata Ranch		Cypress, TX	228	1	227	211	92.4%	94.2%
Carrington Place		Houston, TX	324	1	323	294	90.7%	91.2%
Carrington at Champion Forest		Houston, TX	284	1	283	269	94.8%	95.6%
Carrington Park at Huffmeister		Cypress, TX	232	1	231	218	94.1%	95.5%
Willow Crossing Apartments		Elk Grove Village, IL	579	2	577	517	89.3%	90.5%
Echo at Katy Ranch		Katy, TX	260	1	259	239	91.9%	94.4%
Heritage Grand at Sienna Plantation		Missouri City, TX	240	1	239	221	92.2%	94.3%
Mallard Crossing Apartments		Loveland, OH	350	1	349	333	95.2%	95.6%
Reserve at Creekside		Chattanooga, TN	192	1	191	179	93.1%	93.6%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
Mapleshade Park	Dallas, TX	148	1	147	140	94.8%	96.1%
Oak Crossing Apartments	Fort Wayne, IN	222	1	221	213	96.0%	97.9%
Total		10,457	39	10,418	9,726	93.0%	94.5%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Total		3	21,130	21,130	100.0%

Monthly Portfolio Snapshot	|	FEBRUARY 2018

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Clarion Park Apartments		Olathe, KS	220	1	219	199	90.3%	96.3%
Truman Farm Villas		Grandview, MO	200	1	199	199	99.5%	99.5%
EBT Lofts		Kansas City, MO	102	—	102	96	94.3%	96.6%
Spring Creek Apartments		Edmond, OK	252	1	251	237	93.9%	95.4%
Montclair Parc Apartment Homes		Oklahoma City, OK	360	1	359	331	92.0%	92.7%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	312	92.7%	94.1%
Estancia Apartments		Tulsa, OK	294	1	293	265	90.1%	92.1%
Hilliard Park Apartments		Columbus, OH	201	1	200	187	92.8%	95.0%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	235	94.1%	95.2%
Hilliard Summit Apartments		Columbus, OH	208	1	207	199	95.7%	97.6%
Forty 57 Apartments		Lexington, KY	436	1	435	405	92.8%	93.7%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	282	93.9%	94.6%
Montecito Apartments		Austin, TX	268	2	266	244	91.2%	92.8%
Hilliard Grand Apartments		Dublin, OH	314	1	313	293	93.2%	94.9%
Library Lofts East		Kansas City, MO	118	—	118	104	88.3%	93.7%
Deep Deuce at Bricktown		Oklahoma City, OK	294	1	293	275	93.6%	94.1%
Retreat at Quail North		Oklahoma City, OK	240	1	239	224	93.5%	95.4%
Lodge at Trails Edge		Indianapolis, IN	268	1	267	252	94.1%	94.8%
Waterford on the Meadow		Plano, TX	350	—	350	332	94.8%	96.0%
Tapestry Park Apartments		Birmingham, AL	354	1	353	337	95.2%	96.6%
Dawntree Apartments		Carrolton, TX	400	—	400	378	94.6%	95.5%
Stuart Hall Lofts		Kansas City, MO	115	—	115	102	88.6%	93.4%
Bricegrove Park Apartments		Canal Winchester, OH	240	—	240	228	95.1%	96.7%
Retreat at Hamburg Place		Lexington, KY	150	2	148	139	92.6%	93.4%
Heights at 2121		Houston, TX	504	4	500	470	93.2%	94.4%
Villas at Huffmeister		Houston, TX	294	1	293	266	90.3%	92.8%
Villas at Kingwood		Kingwood, TX	330	1	329	313	94.8%	96.0%
Waterford Place at Riata Ranch		Cypress, TX	228	1	227	212	93.1%	95.1%
Carrington Place		Houston, TX	324	1	323	292	90.2%	91.1%
Carrington at Champion Forest		Houston, TX	284	1	283	265	93.2%	93.9%
Carrington Park at Huffmeister		Cypress, TX	232	1	231	217	93.4%	94.5%
Echo at Katy Ranch		Katy, TX	260	1	259	241	92.7%	94.0%
Heritage Grand at Sienna Plantation		Missouri City, TX	240	1	239	222	92.3%	94.1%
Mallard Crossing Apartments		Loveland, OH	350	1	349	332	94.9%	96.5%
Reserve at Creekside		Chattanooga, TN	192	1	191	181	94.2%	95.1%
Mapleshade Park		Dallas, TX	148	1	147	142	95.7%	96.8%
Oak Crossing Apartments		Fort Wayne, IN	222	1	221	213	96.0%	97.3%
Total			9,878	36	9,842	9,219	93.3%	94.8%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Total		3	21,130	21,130	100.0%

Monthly Portfolio Snapshot	|	MARCH 2018

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Clarion Park Apartments		Olathe, KS	220	1	219	199	90.6%	97.1%
Truman Farm Villas		Grandview, MO	200	1	199	196	98.0%	99.4%
EBT Lofts		Kansas City, MO	102	—	102	98	96.1%	97.9%
Spring Creek Apartments		Edmond, OK	252	1	251	237	93.9%	95.6%
Montclair Parc Apartment Homes		Oklahoma City, OK	360	1	359	334	92.8%	93.5%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	314	93.4%	94.5%
Estancia Apartments		Tulsa, OK	294	1	293	273	92.9%	95.6%
Hilliard Park Apartments		Columbus, OH	201	1	200	191	94.8%	97.4%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	237	94.7%	96.1%
Hilliard Summit Apartments		Columbus, OH	208	1	207	201	96.7%	97.9%
Forty 57 Apartments		Lexington, KY	436	1	435	408	93.7%	95.6%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	284	94.5%	95.5%
Montecito Apartments		Austin, TX	268	2	266	250	93.4%	94.1%
Hilliard Grand Apartments		Dublin, OH	314	1	313	297	94.5%	96.3%
Library Lofts East		Kansas City, MO	118	—	118	108	91.9%	95.2%
Deep Deuce at Bricktown		Oklahoma City, OK	294	1	293	274	93.3%	95.2%
Retreat at Quail North		Oklahoma City, OK	240	1	239	221	92.2%	93.4%
Lodge at Trails Edge		Indianapolis, IN	268	1	267	245	91.4%	93.4%
Waterford on the Meadow		Plano, TX	350	—	350	333	95.2%	96.7%
Tapestry Park Apartments		Birmingham, AL	354	1	353	335	94.6%	95.9%
Dawntree Apartments		Carrolton, TX	400	—	400	383	95.7%	96.8%
Stuart Hall Lofts		Kansas City, MO	115	—	115	107	93.3%	98.7%
Bricegrove Park Apartments		Canal Winchester, OH	240	—	240	231	96.4%	98.5%
Retreat at Hamburg Place		Lexington, KY	150	2	148	140	93.5%	95.1%
Heights at 2121		Houston, TX	504	4	500	472	93.6%	95.3%
Villas at Huffmeister		Houston, TX	294	1	293	268	91.1%	93.6%
Villas at Kingwood		Kingwood, TX	330	1	329	311	94.3%	95.7%
Waterford Place at Riata Ranch		Cypress, TX	228	1	227	215	94.2%	94.8%
Carrington Place		Houston, TX	324	1	323	295	90.9%	91.9%
Carrington at Champion Forest		Houston, TX	284	1	283	263	92.7%	94.3%
Carrington Park at Huffmeister		Cypress, TX	232	1	231	218	94.2%	95.7%
Echo at Katy Ranch		Katy, TX	260	1	259	240	92.4%	93.3%
Heritage Grand at Sienna Plantation		Missouri City, TX	240	1	239	227	94.4%	95.2%
Mallard Crossing Apartments		Loveland, OH	350	1	349	335	95.7%	97.3%
Reserve at Creekside		Chattanooga, TN	192	1	191	181	94.3%	95.9%
Mapleshade Park		Dallas, TX	148	1	147	140	94.4%	96.0%
Oak Crossing Apartments		Fort Wayne, IN	222	1	221	214	96.3%	98.2%
Total			9,878	36	9,842	9,276	93.9%	95.6%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Total		3	21,130	21,130	100.0%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a weekly average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).

Total Square Footage:	Total square footage of commercial property at the end of the reporting period.

Occupied Square Footage:	Total square footage of commercial property occupied at the end of the reporting period.

Percent Occupied:	Percent of square footage occupied (Occupied Square Footage divided by Total Square Footage).